Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated April 20, 2018, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Trinity Biotech plc on Form 20-F for the year ended December 31, 2017. We consent to the incorporation by reference of said reports in the following Registration Statements of Trinity Biotech plc:

Form Type	File Number	Effective Date
Form S-8	333-166590	5/6/2010
Form S-8	333-124384	4/15/2011
Form S-8	333-182279	6/22/2012
Form S-8	333-195232	4/11/2014
Form F-3	333-203555	4/26/2017

/s/ GRANT THORNTON
Dublin, Ireland

April 20, 2018